Exhibit 99.1

Contact for Media: Christine Nurnberger Bottomline Technologies 603.812.3742 cnurnberger@bottomline.com

Bottomline Technologies Names Rick Booth Chief Financial Officer

PORTSMOUTH, N.H. – April 30, 2015 – Bottomline Technologies (NASDAQ: EPAY) a leading provider of cloud-based payment, invoice and digital banking solutions, announced today that Rick Booth was named Chief Financial Officer.

Booth, 46, brings more than 20 years of experience providing financial, strategic and operational leadership to rapidly growing global technology companies. He joins Bottomline from Sapient, a $1.4 billion revenue company with more than 13,000 employees worldwide, where he spearheaded accounting, treasury and shared service teams as second in command to the CFO. Previously, he held a number of senior finance positions at Nuance Communications as it grew from less than $400 million in revenue in fiscal 2006 to $1.9 billion in revenue in fiscal 2013. While at Nuance, Rick held several leadership roles including CFO of the $400 million healthcare division.

“Rick brings an outstanding record of accomplishment in high growth software companies and a keen understanding of the economics of our recurring revenue models and value creation” said Rob Eberle, President and CEO of Bottomline. “I am confident he will play an important role in driving our company to the next level of growth and financial performance. We are thrilled to welcome him to Bottomline.”

“Bottomline is an inspiring company with a track record of superior performance and growth.” said Rick. “I look forward to working with the management team to further accelerate growth and creation of shareholder value.”

Prior to Nuance, Rick held financial and strategic roles at EMC Corporation, Mercer Management Consulting, and Coopers & Lybrand. He has a BS in accounting from Pennsylvania State University, an MBA from Stanford Business School, MS in organizational development from American University, and MS in taxation from Bentley University.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) powers mission-critical business transactions. We help our customers optimize operations and build deeper customer, partner, and patient relationships by providing a trusted and easy-to-use set of cloud-based digital banking, fraud prevention, payment, financial document, insurance, and healthcare solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies and the Bottomline Technologies logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names may be trademarks of their respective owners.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2014 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.